UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 9, 2012

TRUEBLUE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 9, 2012, TrueBlue, Inc. (the “Company”) held its annual meeting of shareholders. The matters voted on and the results of the vote were as follows:

(a)
Steven C. Cooper, Thomas E. McChesney, Gates McKibbin, Jeffrey B. Sakaguchi, Joseph P. Sambataro, Jr., Bonnie W. Soodik, William W. Steele and Craig E. Tall were elected directors of the Company to serve until the 2013 Annual Meeting of Shareholders. The results of the vote were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Steven C. Cooper	34,822,816	917,711	2,228	2,298,045
Thomas E. McChesney	34,600,009	1,129,396	13,350	2,298,045
Gates McKibbin	34,624,617	1,115,795	2,343	2,298,045
Jeffrey B. Sakaguchi	35,699,983	39,780	2,992	2,298,045
Joseph P. Sambataro, Jr.	34,645,871	1,093,722	3,162	2,298,045
Bonnie W. Soodik	35,698,648	41,523	2,584	2,298,045
William W. Steele	34,620,107	1,114,316	8,332	2,298,045
Craig E. Tall	33,766,781	1,959,534	16,440	2,298,045

(b)	The shareholder advisory vote to approve executive compensation was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
34,257,818	1,474,021	10,916	2,298,045

(c)
The shareholder vote to ratify the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 28, 2012 was approved. The results of the vote were as follows:

For	Against	Abstain
36,101,157	1,928,410	11,233

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC. (Registrant)

Date: May 15, 2012	By:	/s/ James E. Defebaugh
James E. Defebaugh Executive Vice President, General Counsel and Secretary